UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

ARGOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4233 Technology Drive Durham, North Carolina 27704
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 287-6300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders of Argos Therapeutics, Inc. (the “Company”) held on July 28, 2017 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”). The Plan Amendment amends Section 4(a)(1) of the 2014 Plan by increasing the number of shares of common stock authorized for issuance under the 2014 Plan by 6,000,000 shares and by increasing the maximum number of shares that automatically may be added to the 2014 Plan on the first day of each fiscal year until the fiscal year ending December 31, 2024 by 2,690,977 shares. Specifically, the Plan Amendment provides that Section 4(a)(1) of the 2014 Plan is amended such that the total number of shares of common stock authorized for issuance under the 2014 Plan is equal to the sum of:

(A)    11,611,506 shares of common stock; plus

(B)    an annual increase to be added on the first day of each of the fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing each fiscal year until, and including, the fiscal year ending December 31, 2024, equal to the lowest of (i) 5,000,000 shares of common stock, (ii) four percent (4%) of the outstanding shares of common stock on such date or (iii) an amount determined by the Board of Directors (the “Board”).

The Plan Amendment was approved by the Company’s Board on June 14, 2017, subject to stockholder approval.

The foregoing brief description of the 2014 Plan, as amended by the Plan Amendment, is qualified in its entirety by reference to the complete text of the 2014 Plan, as amended by the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on July 28, 2017. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected Jeffrey D. Abbey and Irackly Mtibelishvily as class III directors, each for a three-year term expiring at the annual meeting of stockholders to be held in 2020, or until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes

Jeffrey D. Abbey	18,950,765	430,696	12,054,566
Irackly Mtibelishvily	19,138,759	242,702	12,054,566

b)	The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the stockholders’ vote with respect to the ratification of such appointment were as follows:

For	Against	Abstain	Broker Non-Votes
30,157,790	1,058,240	219,997	0

c)	The stockholders of the Company approved an amendment to the Company’s 2014 Plan to increase the number of shares of common stock authorized for issuance under the 2014 Plan and to modify the “evergreen” provision under the 2014 Plan. The results of the stockholders’ vote with respect to the approval of the amendment to the Company’s 2014 Plan were as follows:

For	Against	Abstain	Broker Non-Votes
18,323,227	1,006,765	51,469	12,054,566

d)	The stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-20, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Company’s Board. The results of the stockholders’ vote with respect to approval of the amendment to the Company’s Restated Certificate of Incorporation were as follows:

For	Against	Abstain	Broker Non-Votes
28,303,238	2,813,687	319,102	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGOS THERAPEUTICS, INC.

Date: August 2, 2017	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Argos Therapeutics, Inc. 2014 Stock Incentive Plan, as amended